SUB-ITEM 77Q3

AIM Global Core Equity Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number:  811- 1540
Series No.:   23

74U. 1 Number of shares outstanding (000's omitted)
       Class A                     5,749
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                     1,301
       Class C                     1,197
       Class Y                        56
       Institutional Class             1

74V. 1  Net asset value per share (to nearest cent)
       Class A                    $10.27
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                     $9.90
       Class C                     $9.91
       Class Y                    $10.28
       Institutional Class        $10.38